Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of USCB Financial Holdings, Inc. of our report dated March 14, 2025, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of USCB Financial Holdings, Inc. for the year ended December 31, 2024, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Fort Lauderdale, Florida

January 7, 2026